UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2015

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A (the “Amendment”) amends information originally reported in the Current Report on Form 8-K of Viavi Solutions Inc. (the “Company”) furnished to the Securities and Exchange Commission on November 2, 2015 (the “Prior Report”).
Item 2.02. Results of Operations and Financial Condition
On November 2, 2015, the Company issued a press release reporting the results of the Company’s fiscal first quarter ended October 3, 2015 (the “Earnings Press Release”), which was furnished as Exhibit 99.1 to the Prior Report.
Following the completion of its quarter-end close and spin-off related accounting procedures, Viavi filed its quarterly report on Form 10-Q on November 12, 2015 for the Company’s first fiscal quarter, noting no changes to the previously announced preliminary GAAP net revenue and preliminary GAAP net loss in the Earnings Press Release. However, Viavi has revised certain preliminary GAAP financial statement line items related to discontinued operations and continuing operations that were previously announced as follows:
(a) revised GAAP loss for fiscal 2016 first quarter from continuing operations of $(13.6) million, or $(0.06) per share, compared to the previously announced preliminary GAAP loss from continuing operations of $(4.7) million, or $(0.02) per share; and
(b) revised GAAP loss for fiscal 2016 first quarter from discontinued operations of $(53.4) million, or $(0.22) per share, compared to the previously announced preliminary GAAP loss from discontinued operations of $(62.3) million, or $(0.26) per share.
The $8.9 million difference is attributable to a reclassification from discontinued operations to continuing operations, as required by GAAP, for an increase in valuation allowance related to non-U.S. deferred tax assets that transferred to Lumentum in connection with the spin-off.
Viavi also revised its cash used in operations to $(0.3) million, compared to the previously announced preliminary cash generated from operations of $7.7 million. This difference is attributable to changes in Lumentum related liabilities satisfied by Viavi and not transferred to Lumentum in connection with the spin-off. In addition, Viavi revised its Condensed Consolidated Balance Sheet as of October 3, 2015 for certain other balance sheet reclassifications.
There are no changes to the previously announced non-GAAP results in the Earnings Press Release. A revised version of Exhibit 99.1 is attached to this Amendment.
Item 7.01. Regulation FD Disclosure
On November 2, 2015, the Company posted supplementary slides and historical financial tables on its website (the “Slide Presentation”) in connection with its earnings press release and conference call to discuss fiscal first quarter 2016 results, which was furnished as Exhibit 99.2 to the Prior Report. The same revisions noted above were identified in the Slide Presentation. A revised version of Exhibit 99.2 is attached to this Amendment.
The information in this Amendment, including Exhibit 99.1 and Exhibit 99.2, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d)   Exhibits

Exhibit No.	Description
99.1	Press release entitled “Viavi Announces Fiscal First Quarter 2016 Results” dated November 2, 2015 (revised).
99.2	Slide presentation entitled “Fiscal 1Q 2016 Earnings Call Supplementary Slides” dated November 2, 2015 (revised).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Amar Maletira
	Name:	Amar Maletira
	Title:	Chief Financial Officer

November 12, 2015